UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2020

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 2.02.Results of Operations and Financial Condition.

On February 18, 2020, Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2019. The press release referred to supplemental financial information that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental financial information are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2020, the Compensation Committee of the Board of Directors of the Company approved a 2020 cash bonus program (the “2020 Program”) applicable to its named executive officers, including its chief executive officer (“CEO”), John V. Arabia, and its executive vice presidents (“EVP”), Bryan A. Giglia, Marc A. Hoffman, Robert C. Springer and David M. Klein. Prior to its approval, the Compensation Committee engaged in a review of its incentive compensation program with the assistance of its independent compensation consultant, FPL Associates.

Under the 2020 Program, the executives will be eligible to earn cash bonuses based on the Company’s achievement in 2020 of four performance goals relating to (i) Adjusted Funds From Operations (a supplemental non-GAAP financial measure defined in the Company’s Annual Report on Form 10-K); (ii) ratio of debt to undepreciated book value of assets; (iii) comparable revenue per available room (“RevPAR”) growth compared to 2019; and (iv) the change in gross book value of Long-Term Relevant Real Estate® compared to total gross book value. The measurement of the performance goals are subject to adjustments as may be determined and approved at the sole discretion of the Compensation Committee. Each executive’s cash bonus will also be based on the executive’s achievement of individual performance goals, which include but are not limited to, individual department objectives, the advancement of the specified Company and departmental goals, and the advancement of various environmental, social and governance initiatives (although no minimum bonus is guaranteed and any bonus may equal zero in any given year). In determining each executive’s bonus under the 2020 Program, the goals will be weighted as follows for the CEO and EVP level executives:

	CEO	EVP
Goal #1 Adjusted Funds from Operations	42.5%	40.0%
Goal #2 Debt to Undepreciated Book Value	17.0%	16.0%
Goal #3 Comparable RevPAR Growth	8.5%	8.0%
Goal #4 Change in Gross Book Value of Long-Term Relevant Real Estate® Compared to Total Gross Book Value	17.0%	16.0%

Individual Objective Weighting	15.0%	20.0%
Total	100.0%	100.0%

Additionally, under the 2020 Program, the cash bonuses will be based on the attainment of the foregoing performance goals with a threshold level equal to 62.5% of base salary (57.5% for Mr. Klein and 75% for Mr. Arabia), a target level equal to 112.5% of base salary (92.5% for Mr. Klein and 162.5% for Mr. Arabia), and a high level equal to 162.5% of base salary (127.5% for Mr. Klein and 250% for Mr. Arabia), although no minimum bonus is guaranteed to any executive and any bonus may equal zero in any given year. The foregoing percentages are subject to annual adjustments as may be determined and approved at the sole discretion of the Compensation Committee.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 18, 2020.
99.2	Supplemental Financial Information for the fourth quarter and year ended December 31, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 18, 2020	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)